Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-378-4040 britt.zarling@fiserv.com	Investor Relations: Peter Poillon Investor Relations Fiserv, Inc. 212-266-3565 peter.poillon@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2020 Results
GAAP revenue growth of 129% in the quarter and 140% year to date;
GAAP EPS decrease of 100% in the quarter and 49% year to date;
Internal revenue decline of 7% in the quarter and 2% year to date;
Adjusted EPS decrease of 4% in the quarter and increase of 6% year to date;
Operating cash flow up 400% in the quarter and 231% year to date;
Free cash flow up 23% in the quarter and 13% year to date;
Company expects 2020 adjusted EPS growth of at least 10%

BROOKFIELD, Wis., August 5, 2020 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the second quarter of 2020.
Second Quarter 2020 GAAP Results
On a GAAP basis, the financial results of First Data Corporation ("First Data") are included in the consolidated results of Fiserv from July 29, 2019, the date of acquisition. GAAP revenue for the company increased 129% to $3.47 billion in the second quarter and increased 140% to $7.23 billion in the first six months of 2020 compared to the prior year periods. GAAP revenue in the second quarter and first six months of 2020 included $1.22 billion and $2.62 billion, respectively, from the acquired First Data businesses within the Acceptance segment, 2% decline in both periods in the Fintech segment, and 99% and 106% growth in the second quarter and first six months, respectively, in the Payments segment including revenue from acquired First Data businesses.
GAAP net income was $2 million and $394 million in the second quarter and first six months of 2020 and GAAP earnings per share was $0.00 in the second quarter and $0.57 in the first six months of 2020, a decrease of 100% and 49%, respectively, compared to the prior year periods. GAAP earnings per share in the second quarter and the first six months of 2020 included integration costs and acquired intangible asset amortization from the application of purchase accounting associated with the First Data acquisition. GAAP earnings per share in the first six months of 2020 also included a gain from the sale of a 60% interest of the company's Investment Services business ("Investment Services Transaction").

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GAAP operating margin was 4.7% and 11.0% in the second quarter and first six months of 2020, respectively, compared to 25.4% and 25.1% in the second quarter and first six months of 2019, respectively. GAAP operating margin in the second quarter and the first six months of 2020 included the operating margin impacts from integration costs and acquired intangible asset amortization associated with the acquisition of First Data. GAAP operating margin in the first six months of 2020 also included the operating margin impact from a gain resulting from the Investment Services Transaction.
Net cash provided by operating activities increased by 400% to $1.03 billion and by 231% to $1.92 billion in the second quarter and first six months of 2020, respectively, compared to $206 million and $579 million in the prior year periods, primarily attributable to the First Data acquisition.
"We demonstrated the strength and resilience of our business model during the quarter, producing significant free cash flow while delivering value for our clients. Our results also included excellent sales performance which provides strong market momentum entering the second half of the year," said Frank Bisignano, President and Chief Executive Officer of Fiserv. "Most important, we are incredibly proud of our people who have displayed unwavering stamina, commitment and courage as we navigate the uncharted waters of a rapidly changing world."
Second Quarter 2020 Non-GAAP Results and Additional Information
On an adjusted non-GAAP basis, the company's financial performance measures in this release, including adjusted revenue, internal revenue, internal revenue growth, adjusted operating margin, adjusted net income, adjusted earnings per share and free cash flow, have been recalculated to provide current and historical results on a combined company basis to enhance investors' ability to evaluate the company's operating performance including First Data.

•	Adjusted revenue declined 12% to $3.22 billion in the second quarter and 6% to $6.70 billion in the first six months of 2020 compared to the prior year periods.

•	Internal revenue declined 7% in the second quarter, with declines of 15% in the Acceptance segment, 1% in the Fintech segment and 3% in the Payments segment compared to the prior year period.

•
Internal revenue declined 2% in the first six months of 2020, with a 5% decline in the Acceptance segment, and relatively consistent performance in both the Fintech and Payments segments compared to the prior year.

•	Adjusted earnings per share decreased 4% to $0.93 in the second quarter and increased 6% to $1.92 in the first six months of 2020 compared to the prior year periods.

•
Free cash flow increased by 23% to $895 million and by 13% to $1.66 billion in the second quarter and first six months of 2020, respectively, compared to $728 million and $1.47 billion in the prior year periods.

•	Adjusted operating margin decreased 90 basis points to 28.8% in the second quarter and 50 basis points to 28.3% in the first six months of 2020 compared to the prior year periods.

•	Sales results increased 38% in the second quarter and 20% in the first six months of 2020 compared to the prior year periods.

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•	The company repurchased 5.7 million shares of common stock for $550 million in the second quarter, and 14.3 million shares of common stock for $1.44 billion in the first six months of 2020.

•	The company refinanced $2.0 billion of its debt through a May 2020 public offering of 7-year and 10-year senior notes with a weighted average interest rate of 2.45% and term of 8.5 years.

•
The Banc of America Merchant Services joint venture was successfully dissolved effective July 1, 2020. Fiserv received its share of the customers from the joint venture and signed a five-year agreement to provide processing and other services for new merchant clients of Bank of America.

Outlook for 2020
While the COVID-19 pandemic continues to drive significant uncertainty over market conditions for the remainder of the year, Fiserv expects full year 2020 adjusted earnings per share to grow at least 10% over adjusted earnings per share for 2019, as revised for the net impact of divestitures.

"Given the strength of the results to date and improving performance trends around the world, we expect to deliver our 35th consecutive year of double digit adjusted earnings per share growth and are well-positioned for 2021," said Bisignano.
Earnings Conference Call
The company will discuss its second quarter 2020 results on a conference call and webcast at 4 p.m. CT on Wednesday, August 5, 2020. To register for the event, go to fiserv.com and click on the Q2 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World's Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
Due to the financial impact of the First Data acquisition, the company's non-GAAP financial performance measures have been recalculated in this news release on a combined company basis reflecting its new reportable segments as realigned during the first quarter of 2020. The combined financial information has been prepared by making certain adjustments to the sum of historical First Data financial information determined in accordance with generally accepted accounting principles ("GAAP") and historical Fiserv financial information determined in accordance with GAAP. The historical combined financial information includes various estimates

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and is not necessarily indicative of the operating results of the combined companies had the transaction been completed at the assumed date or of the combined companies in the future. The historical combined financial information does not reflect any cost savings or other synergies anticipated as a result of the acquisition. In addition, the historical combined financial information does not reflect the impact of any purchase accounting adjustments that may arise from the acquisition as those impacts would be excluded in the preparation of the combined financial information. The combined financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, and the preparation of information in accordance with Article 11 would result in a significantly different presentation.
The company supplements its and First Data's historical reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "combined revenue," "adjusted revenue," "internal revenue," "internal revenue growth," "combined operating income," "adjusted operating income," "adjusted operating margin," "combined net income attributable to Fiserv," "adjusted net income," "adjusted net income, as adjusted for divestitures," "combined earnings per share," "adjusted earnings per share," "adjusted earnings per share, as adjusted for divestitures," "combined net cash provided by operating activities," and "free cash flow." Management believes that providing combined historical financial information, making adjustments for certain non-cash or other items and excluding certain pass-through revenue and expenses with respect to such combined information should enhance shareholders' ability to evaluate the combined company's performance, including providing a reasonable basis of comparison with its results for post-acquisition periods and providing additional insights into the factors and trends affecting the combined company's business. Therefore, the company excludes these items from its and First Data's historical combined revenue, combined operating income, combined net income attributable to Fiserv, combined earnings per share and combined net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of adjusted financial measures to the most comparable GAAP measures are included in this news release.
Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance and restructuring costs; net charges associated with debt financing activities including foreign currency transaction gains or losses, early debt extinguishment and bridge financing costs; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company's operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly

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impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes internal revenue growth is useful because it presents combined adjusted revenue growth including deferred revenue purchase accounting adjustments and excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company's Output Solutions postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength and resilience of the company's business model and anticipated adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following, many of which are, and will be, amplified by the COVID-19 pandemic: the duration and intensity of the COVID-19 pandemic; governmental and private sector responses to the COVID-19 pandemic and the impact of such responses on the company; the impact of the COVID-19 pandemic on the company's employees, clients, vendors, operations and sales; the possibility that the company may be unable to achieve expected synergies and operating efficiencies from the acquisition of First Data within the expected time frames or at all or to successfully integrate the operations of First Data into the company's operations; such integration may be more difficult, time-consuming or costly than expected; profitability following the transaction may be lower than expected, including due to unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; unforeseen risks relating to the company's liabilities or those of First Data may exist; the company's ability to meet expectations regarding the accounting and tax treatments of the transaction; the company's ability to compete

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effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company's products and services; the ability of the company's technology to keep pace with a rapidly evolving marketplace; the successful management of the company's merchant alliance program which involves several alliances not under its sole control; the impact of a security breach or operational failure on the company's business including disruptions caused by other participants in the global financial system; the failure of the company's vendors and merchants to satisfy their obligations; the successful management of credit and fraud risks in the company's business and merchant alliances; changes in local, regional, national and international economic or political conditions and the impact they may have on the company and its customers; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company's ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the company's ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company's ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; and other factors included in “Risk Factors” in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that the company files with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Processing and services	$2,890	$1,328	$5,965	$2,621
Product	575	184	1,269	393
Total revenue	3,465	1,512	7,234	3,014

Expenses
Cost of processing and services	1,466	617	3,101	1,241
Cost of product	454	168	986	342
Selling, general and administrative	1,377	343	2,781	684
(Gain) loss on sale of businesses	3	—	(428)	(10)
Total expenses	3,300	1,128	6,440	2,257

Operating income	165	384	794	757
Interest expense, net	(174)	(58)	(361)	(115)
Debt financing activities	—	(37)	—	(96)
Other income	1	2	21	3

Income (loss) before income taxes and loss from investments in unconsolidated affiliates	(8)	291	454	549
Income tax (provision) benefit	27	(60)	(52)	(91)
Loss from investments in unconsolidated affiliates	(10)	(8)	(16)	(10)

Net income	9	223	386	448
Net income (loss) attributable to noncontrolling interests	7	—	(8)	—

Net income attributable to Fiserv	$2	$223	$394	$448

GAAP earnings per share attributable to Fiserv - diluted	$—	$0.56	$0.57	$1.12

Diluted shares used in computing earnings per share attributable to Fiserv	680.8	399.6	686.0	399.4

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

GAAP net income	$2	$223	$394	$448
GAAP net income attributable to First Data [1]	—	275	—	444
Combined net income attributable to Fiserv	2	498	394	892
Combined adjustments:
Merger and integration costs [2]	229	38	463	102
Severance and restructuring costs [3]	32	17	79	38
Amortization of acquisition-related intangible assets [4]	521	144	1,046	289
Debt financing activities [5]	—	41	—	101
Impact of divestitures [6]	—	(12)	—	(29)
Non wholly-owned entity activities [7]	36	(6)	19	(18)
Tax impact of adjustments [8]	(191)	(52)	(370)	(112)
(Gain) loss on sale of businesses [6]	3	2	(428)	(7)
Tax impact of (gain) loss on sale of businesses [8]	(1)	—	112	2
Adjusted net income	$631	$670	$1,315	$1,258

Weighted average common shares outstanding - diluted	680.8	399.6	686.0	399.4
Issuance of shares for combination	—	286.3	—	286.3
Dilutive impact of exchanged equity awards	—	7.8	—	7.8
Combined weighted average common shares outstanding - diluted [9]	680.8	693.7	686.0	693.5

GAAP earnings per share [9]	$—	$0.56	$0.57	$1.12

Combined earnings per share [9]	$—	$0.72	$0.57	$1.29
Combined adjustments - net of income taxes:
Merger and integration costs [2]	0.26	0.04	0.52	0.11
Severance and restructuring costs [3]	0.04	0.02	0.09	0.04
Amortization of acquisition-related intangible assets [4]	0.59	0.16	1.17	0.32
Debt financing activities [5]	—	0.05	—	0.11
Impact of divestitures [6]	—	(0.01)	—	(0.03)
Non wholly-owned entity activities [7]	0.04	(0.01)	0.02	(0.02)
(Gain) loss on sale of businesses [6]	—	—	(0.46)	(0.01)
Adjusted earnings per share	$0.93	$0.97	$1.92	$1.81
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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[1]
Represents the financial results of First Data prior to the date of acquisition. For the three and six months ended June 30, 2019, this includes the results of First Data from April 1, 2019 through June 30, 2019 and from January 1, 2019 through June 30, 2019, respectively.

[2]
Represents acquisition and related integration costs incurred as a result of the company's various acquisitions. Merger and integration costs include $219 million and $23 million in the second quarter of 2020 and 2019, respectively, and $440 million and $80 million in the first six months of 2020 and 2019, respectively, related to the First Data acquisition. First Data integration-related costs in the second quarter and first six months of 2020 primarily include $56 million and $103 million, respectively, of third party professional service fees associated with integration-related activities; $40 million and $92 million, respectively, of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; $33 million and $80 million, respectively, of accelerated depreciation and amortization associated with the termination of certain vendor contracts; $28 million and $78 million, respectively, of other integration-related compensation costs; and a $40 million non-cash impairment charge in both the second quarter and first six months of 2020 associated with the early exit of certain leased facilities. Merger and integration costs related to the First Data acquisition in the second quarter and first six months of 2019 include $16 million and $53 million, respectively, of legal and other professional service fees, primarily consisting of transaction costs.

[3]
Represents severance and other costs associated with the achievement of ongoing expense management initiatives, including real estate and data center consolidation activities. Amounts during the second quarter of 2020 consisted entirely of severance costs.

[4]
Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 17 for an analysis of the company's amortization expense.

[5]
Represents expenses associated with entering into and maintaining a bridge term loan facility for the purpose of refinancing certain indebtedness of First Data upon the closing date of the acquisition.

[6]
Represents the earnings attributable to divested businesses and the gain/loss on the associated divestiture transactions, including two businesses acquired as part of the First Data acquisition that were sold in October 2019 and the sale of a 60% interest in the Investment Services business in February 2020.

[7]
Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which it holds a controlling financial interest.

[8]
The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the gain/loss on sale of businesses.

[9]
GAAP earnings per share is computed by dividing GAAP net income by the weighted average common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total Company
Revenue	$3,465	$1,512	$7,234	$3,014
First Data revenue [1]	—	2,485	—	4,801
Combined revenue	3,465	3,997	7,234	7,815
Combined adjustments:
Intercompany eliminations [2]	—	(2)	—	(4)
Output Solutions postage reimbursements	(198)	(243)	(433)	(493)
Deferred revenue purchase accounting adjustments	11	—	23	—
Merchant Services adjustment [3]	(58)	(109)	(126)	(202)
Adjusted revenue	$3,220	$3,643	$6,698	$7,116

Operating income	$165	$384	$794	$757
First Data operating income [1]	—	565	—	989
Combined operating income	165	949	794	1,746
Combined adjustments:
Merger and integration costs	229	38	463	102
Severance and restructuring costs	32	17	79	38
Amortization of acquisition-related intangible assets	521	144	1,046	289
Merchant Services adjustment [3]	(23)	(66)	(59)	(121)
(Gain) loss on sale of businesses	3	2	(428)	(7)
Adjusted operating income	$927	$1,084	$1,895	$2,047

Operating margin	4.7%	25.4%	11.0%	25.1%
Adjusted operating margin	28.8%	29.7%	28.3%	28.8%

Merchant Acceptance ("Acceptance")
Revenue	$1,223	$—	$2,624	$—
First Data revenue [1]	—	1,576	—	3,003
Combined revenue	1,223	1,576	2,624	3,003
Combined adjustments:
Deferred revenue purchase accounting adjustments	2	—	4	—
Merchant Services adjustment [3]	(58)	(109)	(126)	(202)
Adjusted revenue	$1,167	$1,467	$2,502	$2,801

Operating income	$245	$—	$562	$—
First Data operating income [1]	—	486	—	882
Combined operating income	245	486	562	882
Combined adjustments:
Merger and integration costs	1	—	3	—
Merchant Services adjustment [3]	(23)	(66)	(59)	(121)
Adjusted operating income	$223	$420	$506	$761

Operating margin	20.0%	—	21.4%	—
Adjusted operating margin	19.1%	28.6%	20.2%	27.2%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Financial Technology ("Fintech") [4]
Revenue	$714	$731	$1,432	$1,456

Operating income	$252	$221	$456	$424

Operating margin	35.4%	30.2%	31.9%	29.1%

Payments and Network ("Payments")
Revenue	$1,320	$662	$2,706	$1,313
First Data revenue [1]	—	732	—	1,448
Combined revenue	1,320	1,394	2,706	2,761
Combined adjustments:
Intercompany eliminations [2]	—	(2)	—	(4)
Deferred revenue purchase accounting adjustments	9	—	19	—
Adjusted revenue	$1,329	$1,392	$2,725	$2,757

Operating income	$548	$288	$1,113	$562
First Data operating income [1]	—	267	—	516
Combined operating income	548	555	1,113	1,078
Combined adjustments:
Merger and integration costs	10	—	20	—
Adjusted operating income	$558	$555	$1,133	$1,078

Operating margin	41.5%	43.4%	41.2%	42.8%
Adjusted operating margin	42.0%	39.8%	41.6%	39.1%

Corporate and Other
Revenue	$208	$119	$472	$245
First Data revenue [1]	—	177	—	350
Combined revenue	208	296	472	595
Combined adjustments:
Output Solutions postage reimbursements	(198)	(243)	(433)	(493)
Adjusted revenue	$10	$53	$39	$102

Operating loss	$(880)	$(125)	$(1,337)	$(229)
First Data operating loss [1]	—	(188)	—	(409)
Combined operating loss	(880)	(313)	(1,337)	(638)
Combined adjustments:
Merger and integration costs	218	38	440	102
Severance and restructuring costs	32	17	79	38
Amortization of acquisition-related intangible assets	521	144	1,046	289
(Gain) loss on sale of businesses	3	2	(428)	(7)
Adjusted operating loss	$(106)	$(112)	$(200)	$(216)

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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[1]
Represents the financial results of First Data prior to the date of acquisition. For the three and six months ended June 30, 2019, this includes the results of First Data from April 1, 2019 through June 30, 2019 and from January 1, 2019 through June 30, 2019, respectively.

[2]	Represents the elimination of intercompany revenue and expense between First Data and the company.

[3]
Represents an adjustment primarily related to the company's joint venture with Bank of America. The Banc of America Merchant Services joint venture ("BAMS") was dissolved effective July 1, 2020. As of June 30, 2020, the company owned 51% of BAMS and BAMS' financial results were 100% consolidated into the company's financial statements for GAAP reporting purposes. In connection with the dissolution of the joint venture, the company received a 51% share of the joint venture's value via an agreed upon contractual separation. In addition, the company will continue providing merchant processing and related services to Bank of America's merchant clients. The non-GAAP adjustment reduces adjusted revenue and adjusted operating income by the joint venture revenue and expense that is not expected to be retained by the company upon dissolution and is partially offset by an increase to processing and services revenue.

[4]	For all periods presented in the Fintech segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income	$386	$448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	550	202
Amortization of acquisition-related intangible assets	1,099	89
Amortization of financing costs, debt discounts and other	24	105
Share-based compensation	202	34
Deferred income taxes	(94)	12
Gain on sale of businesses	(428)	(10)
Loss from investments in unconsolidated affiliates	16	10
Distributions from unconsolidated affiliates	12	—
Settlement of interest rate hedge contracts	—	(183)
Non-cash impairment charge	40	—
Other operating activities	(3)	(3)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	278	60
Prepaid expenses and other assets	62	(62)
Contract costs	(158)	(93)
Accounts payable and other liabilities	(54)	(28)
Contract liabilities	(13)	(2)
Net cash provided by operating activities	1,919	579

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(488)	(210)
Proceeds from sale of businesses	584	10
Payments for acquisition of businesses, net of cash acquired and including working capital adjustments	(136)	54
Distributions from unconsolidated affiliates	66	7
Purchases of investments	—	(3)
Other investing activities	—	6
Net cash provided by (used in) investing activities	26	(136)

Cash flows from financing activities
Debt proceeds	5,812	9,894
Debt repayments	(6,219)	(2,018)
Short-term borrowings, net	(1)	—
Payments of debt financing, redemption and other costs	(16)	(164)
Proceeds from issuance of treasury stock	86	56
Purchases of treasury stock, including employee shares withheld for tax obligations	(1,574)	(185)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(52)	—
Other financing activities	5	—
Net cash (used in) provided by financing activities	(1,959)	7,583
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12)	—
Net change in cash, cash equivalents and restricted cash	(26)	8,026
Cash, cash equivalents and restricted cash, beginning balance	933	415
Cash, cash equivalents and restricted cash, ending balance	$907	$8,441

News Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$869	$893
Trade accounts receivable – net	2,512	2,782
Prepaid expenses and other current assets	1,114	1,503
Settlement assets	12,987	11,868
Total current assets	17,482	17,046

Property and equipment – net	1,688	1,606
Customer relationships – net	12,897	14,042
Other intangible assets – net	3,739	3,600
Goodwill	36,088	36,038
Contract costs – net	606	533
Investments in unconsolidated affiliates	2,763	2,720
Other long-term assets	1,830	1,954
Total assets	$77,093	$77,539

Liabilities and Equity
Accounts payable and accrued expenses	$2,933	$3,080
Short-term and current maturities of long-term debt	359	287
Contract liabilities	481	492
Settlement obligations	12,987	11,868
Total current liabilities	16,760	15,727

Long-term debt	21,515	21,612
Deferred income taxes	4,481	4,247
Long-term contract liabilities	159	155
Other long-term liabilities	892	941
Total liabilities	43,807	42,682

Redeemable noncontrolling interests	258	262

Fiserv shareholders' equity	31,583	32,979
Noncontrolling interests	1,445	1,616
Total equity	33,028	34,595
Total liabilities and equity	$77,093	$77,539

News Release

Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Growth	2020	2019	Growth

Total Company
Adjusted revenue	$3,220	$3,643		$6,698	$7,116
Currency impact [2]	48	—		93	—
Acquisition adjustments	—	—		(6)	—
Divestiture adjustments	(116)	(243)		(263)	(462)
Internal revenue	$3,152	$3,400	(7)%	$6,522	$6,654	(2)%

Acceptance
Adjusted revenue	$1,167	$1,467		$2,502	$2,801
Currency impact [2]	35	—		69	—
Acquisition adjustments	—	—		(6)	—
Divestiture adjustments	(101)	(172)		(217)	(329)
Internal revenue	$1,101	$1,295	(15)%	$2,348	$2,472	(5)%

Fintech
Adjusted revenue	$714	$731		$1,432	$1,456
Currency impact [2]	1	—		3	—
Divestiture adjustments	—	(11)		—	(20)
Internal revenue	$715	$720	(1)%	$1,435	$1,436	—

Payments
Adjusted revenue	$1,329	$1,392		$2,725	$2,757
Currency impact [2]	12	—		21	—
Divestiture adjustments	(5)	(11)		(7)	(15)
Internal revenue	$1,336	$1,381	(3)%	$2,739	$2,742	—

Corporate and Other
Adjusted revenue	$10	$53		$39	$102
Divestiture adjustments	(10)	(49)		(39)	(98)
Internal revenue	$—	$4		$—	$4
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Internal revenue growth is calculated using actual, unrounded amounts.

[1]
Internal revenue growth is measured as the change in adjusted revenue (see pages 10-12) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions (except for revenue attributable to First Data which is presented on a combined company basis) and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Revenue attributable to dispositions includes the revenue associated with Banc of America Merchant Services, which was dissolved effective July 1, 2020, transition services revenue within Corporate and Other, and, in the Payments segment, certain adjustments to conform prior period amounts to be consistent with the combined company's presentation.

[2]
Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release

Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$1,031	$206	$1,919	$579
First Data net cash provided by operating activities [1]	—	713	—	1,328
First Data payments for contract assets [2]	—	(20)	—	(51)
Combined net cash provided by operating activities	1,031	899	1,919	1,856
Combined capital expenditures	(242)	(310)	(488)	(543)
Combined adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(26)	(81)	(52)	(133)
Distributions from unconsolidated affiliates [3]	30	7	66	7
Severance, restructuring, merger and integration payments	133	50	272	136
Settlement of interest rate hedge contracts	—	183	—	183
Tax payments on adjustments and debt financing	(31)	(16)	(62)	(36)
Other	—	(4)	—	(4)
Free cash flow	$895	$728	$1,655	$1,466

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.

[1]
Represents the financial results of First Data prior to the date of acquisition. For the three and six months ended June 30, 2019, this includes the results of First Data from April 1, 2019 through June 30, 2019 and from January 1, 2019 through June 30, 2019, respectively.

[2]	Represents the conformity of First Data's historical classification of payments for contract assets to be consistent with the company's classification and treatment.

[3]
Distributions from unconsolidated affiliates totaled $31 million and $78 million for the three and six months ended June 30, 2020, of which $1 million and $12 million are recorded within net cash provided by operating activities, respectively. Distributions from unconsolidated affiliates totaled $54 million and $106 million for the three and six months ended June 30, 2019, of which $47 million and $99 million are recorded within First Data net cash provided by operating activities, respectively.

News Release

Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Total Amortization [1]	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Acquisition-related intangible assets	$546	$44	$1,099	$89
Capitalized software	40	39	78	77
Purchased software	78	13	134	25
Financing costs, debt discounts and other	11	42	23	105
Sales commissions	22	21	44	41
Deferred conversion costs	7	5	14	10
Total amortization	$704	$164	$1,392	$347

First Data acquisition-related intangible assets	$—	$100	$—	$200
First Data capitalized software	—	27	—	52
First Data purchased software	—	32	—	61
First Data financing costs, debt discounts and other	—	4	—	7
First Data sales commissions	—	—	—	—
First Data deferred conversion costs	—	9	—	18
Total First Data amortization [2]	$—	$172	$—	$338

Combined acquisition-related intangible assets	$546	$144	$1,099	$289
Combined capitalized software	40	66	78	129
Combined purchased software	78	45	134	86
Combined financing costs, debt discounts and other	11	46	23	112
Combined sales commissions	22	21	44	41
Combined deferred conversion costs	7	14	14	28
Total combined amortization	$704	$336	$1,392	$685

[1]
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 8). The adjustment for acquired First Data software/technology excludes only the incremental amortization related to the fair value purchase accounting allocation. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

[2]
Represents the financial results of First Data prior to the date of acquisition. For the three and six months ended June 30, 2019, this includes the results of First Data from April 1, 2019 through June 30, 2019 and from January 1, 2019 through June 30, 2019, respectively.

News Release

Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2020 excludes certain non-cash or other items which should enhance shareholders' ability to evaluate the company's performance, as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance and restructuring costs; net charges associated with debt financing activities including foreign currency transaction gains, early debt extinguishment and bridge financing costs; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. Adjustments to earnings per share that have been incurred in 2019 are presented on page 8 but are not necessarily indicative of adjustments that may be incurred in 2020. Estimates of these adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.
The company's adjusted earnings per share growth outlook for 2020 is based on 2019 adjusted earnings per share performance, including the historical results of First Data on an adjusted combined company basis, as adjusted for the Investment Services Transaction and other divestitures.

News Release

Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)

2019 GAAP net income	$893
2019 GAAP net income attributable to First Data [1]	303
2019 combined net income attributable to Fiserv	1,196
Combined adjustments:
Merger and integration costs [2]	467
Severance and restructuring costs [3]	150
Amortization of acquisition-related intangible assets [4]	1,222
Debt financing activities [5]	287
Non wholly-owned entity activities [6]	(53)
Tax impact of adjustments [7]	(480)
Gain on sale of businesses [8]	(12)
Tax impact of gain on sale of businesses [7]	3
Discrete tax items [9]	(5)
2019 adjusted net income	2,775
Impact of divestitures [8]	(46)
Taxes on Impact of divestitures [7]	10
2019 adjusted net income, as adjusted for divestitures	$2,739

Weighted average common shares outstanding - diluted	522.6
Issuance of shares for combination	167.0
Dilutive impact of exchanged equity awards	4.5
Combined weighted average common shares outstanding - diluted [10]	694.1

2019 GAAP earnings per share [10]	$1.71

Combined earnings per share [10]	$1.72
Combined adjustments - net of income taxes:
Merger and integration costs [2]	0.52
Severance and restructuring costs [3]	0.17
Amortization of acquisition-related intangible assets [4]	1.36
Debt financing activities [5]	0.32
Non wholly-owned entity activities [6]	(0.06)
Gain on sale of businesses [8]	(0.01)
Discrete tax items [9]	(0.01)

2019 adjusted earnings per share	4.00
Impact of divestitures [8]	(0.05)
2019 adjusted earnings per share, as adjusted for divestitures	$3.95

2020 adjusted earnings per share outlook	≥ $4.33
2020 adjusted earnings per share growth outlook	≥ 10%

In millions, except per share amounts, unaudited. Earnings per share is calculated using actual, unrounded amounts.
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.

News Release

Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures (cont.)

[1]
Represents the financial results of First Data prior to the date of acquisition. For the year ended December 31, 2019, this includes the results of First Data from January 1, 2019 through July 28, 2019.

[2]
Represents acquisition and related integration costs incurred as a result of the company's various acquisitions. Merger and integration costs include $408 million, related to the acquisition of First Data and primarily consist of legal and other professional service fees and incremental share-based compensation including the fair value of stock awards assumed by Fiserv in connection with the First Data acquisition. Legal and other professional service fees were $199 million and incremental share-based compensation including the fair value of assumed stock awards was $108 million.

[3]
Represents severance and other costs associated with the achievement of ongoing expense management initiatives, including real estate and data center consolidation activities. Severance and restructuring costs includes a non-cash impairment charge of $48 million primarily related to an international core processing platform.

[4]
Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 17 for an analysis of the company's amortization expense.

[5]
Represents losses on early debt extinguishments and other costs associated with the refinancing of certain indebtedness, including that of First Data. Debt financing activities include $220 million of early debt extinguishment costs and $98 million of bridge term loan facility expenses, partially offset by $50 million of net currency transaction gains related to foreign currency denominated debt.

[6]
Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which it holds a controlling financial interest. This adjustment also includes a $14 million net gain on the merger of a joint venture.

[7]
The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the net gain on sale of businesses.

[8]
Represents the earnings attributable to divested businesses and the gain on the associated divestiture transactions, including two businesses acquired as part of the First Data acquisition that were sold in October 2019 and the sale of a 60% interest in the Investment Services business in February 2020.

[9]
Represents certain discrete tax items, such as tax effects associated with U.S. federal tax reform, deferred tax on basis difference related to the Investment Services Transaction and tax impacts from valuation allowance releases, tax reserves and non-deductible transaction costs associated with the acquisition of First Data.

[10]
GAAP earnings per share is computed by dividing GAAP net income by the weighted-average number of common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition for all periods presented.

FISV-E
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